Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 1 to Schedule 13D with respect to the common shares of beneficial interest, $0.01 par value per share, of Tremont Mortgage Trust, dated as of May 22, 2019, is, and any further amendments thereto, signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

May 22, 2019
(Date)

TREMONT REALTY ADVISORS LLC

/s/ David M. Blackman
(Signature)
David M. Blackman, President and CEO
(Name/Title)

THE RMR GROUP LLC

/s/ Adam D. Portnoy
(Signature)
Adam D. Portnoy, President and CEO
(Name/Title)

THE RMR GROUP INC.

/s/ Adam D. Portnoy
(Signature)
Adam D. Portnoy, President and CEO
(Name/Title)

ABP TRUST

/s/ Adam D. Portnoy
(Signature)
Adam D. Portnoy, President
(Name/Title)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)